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                          SECURITIES AND EXCHANGE COMMISSION
                                Washington D.C.  20549

                                       FORM 8-K

                                    CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 5, 1997


                                 NCC INDUSTRIES, INC.
                (Exact name of registrant as specified in its charter)

                                       Delaware
                    (State or other jurisdiction of incorporation)

           0-3305                                      62-0643336
    (Commission File Number)                (I.R.S. Employer Identification No.)

475 Park Avenue South, New York, New York                10016
(Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code:  (212) 685-1555

                      165 Main Street, Cortland, New York 13045
            (Former name or former address if changed since last reported)


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Item 5.  Other Events.

On December 5, 1997, each member of the Board of Directors of Registrant resigned and, by action of the Board of Directors, was replaced, resulting in a new Board of Directors consisting of the following four members:

                        Charles M. Masson
                        Paul Mischinski
                        Ted Stenger
                        James A. Williams

Further, on December 17, 1997, the Board of Directors was expanded to five members and Joseph E. Heid was elected by the Board of Directors to fill such vacancy. Registrant hereby incorporates by reference the description of the matters set forth in its press release dated December 17, 1997 (such press release being Exhibit 99.1 attached hereto).

On December 17, 1997, Registrant sold to Assa International Corp. its administrative facility located at 165 Main Street, Cortland, New York 13045, along with certain personal property located therein (the "Property Sale"). Registrant hereby incorporates by reference the description of the terms and conditions of the Property Sale set forth in the Contract of Sale dated October 21, 1997 (such Contract of Sale being Exhibit 99.2 attached hereto).

Item 7.  Financial Statements and Exhibits.

         (c)    Exhibits
                --------

         99.1   Press Release of Registrant dated December 17, 1997

         99.2   Contract of Sale dated October 21, 1997


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                                      SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       NCC INDUSTRIES, INC.




Dated:  December 18, 1997              By: /s/ Ted Stenger
                                           ------------------
                                            Ted Stenger
                                            President
                                            Duly authorized officer to execute
                                            on behalf of Registrant